EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Zhang Chengcheng, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K of Minerva Gold Inc. for the period ended February 28, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Minerva Gold Inc.

Date: May 8, 2026	By:	/s/ Minerva Gold Inc.
Zhang Chengcheng, Chief Executive Officer/Director
(Principle Executive Officer), Chief Financial Officer/Chief Accounting Officer (Principle Financial Officer)